Exhibit 99.1

                                                                 October 24,2003


                              FOR IMMEDIATE RELEASE

                                                   Press Contact: G. Larry Owens
                                                       Executive Vice President,
                                               Chief Administrative Officer, and
                                                         Chief Financial Officer
                                                     Smithway Motor Xpress Corp.
                                                                  (515) 576-7418

       SMITHWAY MOTOR XPRESS CORP. REPORTS IMPROVED THIRD QUARTER RESULTS

FORT DODGE, IOWA (PR Newswire) October 24, 2003--Smithway Motor Xpress Corp. (Nasdaq SmallCap Market: SMXC) announced today financial and operating results for the third quarter and nine months ended September 30, 2003.

For the quarter, operating revenue decreased approximately 1.9% to $42.5 million from $43.3 million for the corresponding quarter in 2003. Smithway's net loss was $305,000, or ($0.06) per basic and diluted share, compared with net loss of $757,000, or ($0.16) per basic and diluted share, for the same quarter in 2002.

For the first nine months in 2003, operating revenue decreased approximately 4.0% to $124.6 million from $129.7 million for the first nine months in 2002. Smithway's net loss was $2.3 million, or ($0.48) per basic and diluted share, compared with net loss of $4.0 million, or ($0.82) per basic and diluted share, for the first nine months in 2002.

The improvement in performance is primarily attributable to a 9.7% increase in weekly truck production and decreased expenses resulting from ongoing cost containment efforts. Comparing third quarter 2003 to third quarter 2002, fixed expenses decreased 13.10%, or $1.4 million. During the quarter, five operating terminals have been consolidated into existing locations and two maintenance facilities have been closed. These measures are a part of the Company's initiatives to return to profitability.

As of September 30, 2003 the Company was in violation of one loan covenant. The Company is currently seeking a waiver for the loan covenant violation at September 30, 2003 and an extension of the due date of the credit agreement to October 1, 2004. Because classification of debt between long term and short term is dependent upon the success of obtaining the waiver and extension, the balance sheet is not included with this release.

Smithway is a truckload carrier that hauls diversified freight nationwide, concentrating primarily on the flatbed segment of the truckload market. Its Class A Common Stock is traded on the Nasdaq National Market under the symbol "SMXC."

This press release and statements made by the Company in its stockholder reports and public filings, as well as oral public statements by Company representatives, may contain certain forward-looking information, usually identified by words such as "anticipates," "believes," "estimates," "projects," "expects," or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: failure to turn around continued operating losses, which could result in further violation of bank covenants and acceleration of indebtedness at several financial institutions; the ability to obtain financing on acceptable terms, and obtain waivers and amendments to current financing in the event of default; economic recessions or downturns in customers' business cycles; excessive increases in capacity within truckload markets; surplus inventories; decreased demand for transportation services offered by the Company; increases or rapid fluctuations in inflation, interest rates, fuel prices, and fuel hedging; the availability and costs of attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts, or changes in excess coverage, relating to accident, cargo, workers' compensation, health, and other claims; the resale value of used equipment and prices of new equipment; seasonal factors such as harsh weather conditions that increase operating costs; regulatory requirements that increase costs and decrease efficiency, including new emissions standards and hours-of-service regulations; changes in management; and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release, stockholder reports, and in its Forms 10-K, 10-Q, and other public filings. The Company disclaims any such obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.


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
                                            SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARIES
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          (Dollars in thousands, except share and per share data and operating statistics)

                                                               Three months ended                 Year to Date
                                                                 September 30,                    September 30,
                                                                  (unaudited)                      (unaudited)
                                                         -------------------------------    --------------------------
                                                              2002             2003            2002           2003
                                                         ----------------   ------------    -----------    -----------
 Operating revenue:
      Freight                                                    $43,132        $42,325       $129,232       $124,056
      Other                                                          140            136            499            532
                                                         ----------------   ------------    -----------    -----------
           Operating revenue                                      43,272         42,461        129,731        124,588
  Operating expenses:
      Purchased transportation                                    16,192         13,891         48,034         42,590
      Compensation and employee benefits                          12,138         12,885         39,282         37,912
      Fuel, supplies, and maintenance                              6,929          7,420         20,436         22,351
      Insurance and claims                                         1,620          1,670          5,072          4,168
      Taxes and licenses                                             872            893          2,628          2,573
      General and administrative                                   1,708          1,867          5,445          5,081
      Communications and utilities                                   418            337          1,357          1,130
      Depreciation and amortization                                4,043          3,467         12,088         10,958
                                                         ----------------   ------------    -----------    -----------
        Total operating expenses                                  43,920         42,430        134,342        126,763
                                                         ----------------   ------------    -----------    -----------
        Loss from operations                                       (648)             31        (4,611)        (2,175)

  Financial (expense) income:
      Interest expense                                             (497)          (443)        (1,582)        (1,389)
      Interest income                                                  5             21             22             25
                                                         ----------------   ------------    -----------    -----------
        Loss before income taxes                                 (1,140)          (391)        (6,171)        (3,539)
      Income tax benefit                                           (383)           (86)        (2,216)        (1,218)
                                                         ----------------   ------------    -----------    -----------
        Net loss                                                  ($757)         ($305)       ($3,955)       ($2,321)
                                                         ================   ============    ===========    ===========

                                                         ----------------   ------------    -----------    -----------
  Basic and diluted loss per share                               ($0.16)        ($0.06)        ($0.82)        ($0.48)
                                                         ================   ============    ===========    ===========

  Basic weighted average common shares outstanding             4,846,021      4,846,821      4,845,528      4,846,821
  Diluted weighted average common shares outstanding           4,846,021      4,846,821      4,845,528      4,846,821

      Operating Statistics
                                                         -------------------------------    --------------------------
                                                              2002             2003            2002           2003
                                                         ----------------   ------------    -----------    -----------

      Operating ratio                                         101.5%            99.9%          103.6%         101.7%
      Average operating revenue per tractor per week         $2,449           $2,704          $2,299         $2,556
      Average revenue per tractor per week                   $2,273 *         $2,495 *        $2,157 *       $2,345 *
      Average revenue per seated tractor per week            $2,477 *         $2,625 *        $2,426 *       $2,464 *
      Average length of haul in miles                           670              660             666            653
      Average revenue per loaded mile                         $1.38 *          $1.39 *         $1.36 *        $1.37 *
      Ending company tractors                                   791              746             791            746
      Ending owner/operators tractors                           524              436             524            436
      Ending trailers                                         2,645            2,299           2,645          2,299
      Weighted average tractors                               1,359            1,208           1,447          1,250

  *excludes fuel surcharge, brokerage, and other revenue.